Exhibit 16.1

March 12, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: NOVO INTEGRATED SCIENCES, INC.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 12, 2020 of NOVO INTEGRATED SCIENCES, INC (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Yours truly,

/s/ NVS Professional Corporation

NVS Professional Corporation

Chartered Professional Accountants